Dated 5 April 2023

Between

Arithmetic, LLC

and

Unity Global FZCO

SHARE PURCHASE AGREEMENT
in relation to **United Express Inc.**

TABLE OF CONTENTS

THIS AGREEMENT is made on 5 April 2023.

BETWEEN

(1) **Arithmetic, LLC**, a limited liability company incorporated in the state of Delaware in the United States of America (filing number 3532773) with a registered address at 16192 Coastal Hwy, Lewes DE 19958, United States ("**Arithmetic**" or the "**Seller**"); and

(2) **Unity Global FZCO,** a company incorporated in the United Arab of Emirates with a registration number of DSO-FZCO-4162 and having its registered address at Dubai Silicon Oasis, DDP, Building A2, Dubai United Arab Emirates ("**Unity**" or the "**Purchaser**").

each a "**Party**" and collectively, the "**Parties**".

WHEREAS:

(A) Particulars of the Company are set out in Part 2 of Schedule 1.

(B) The Seller has agreed to sell and the Purchaser has agreed to purchase the Subject Shares (as hereinafter defined) in each case on the terms and subject to the conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1. DEFINITIONS

1.1 In this Agreement, the following words and expressions (unless otherwise defined in this Agreement) shall have the following meanings respectively:

Affiliate	means any Person, controlling, controlled by or under common control of any other Person.
Business Day	means a day other than Saturdays, Sundays or public holidays in New York, when the banks are open for business;
Company :	means **United Express Inc.**, a Nevada USA corporation. (company number E0301662017-5), details of which are set out in Part 2 of Schedule 1, the shares of Company Common Stock of which are quoted for trading on the OTCQB market in the United States of America (ticker UNXP);
Company Common Stock	means the shares of common stock, USD0.001 par value per share, of the Company that is authorized, issued and outstanding. As at the date of this Agreement and on Completion an aggregate of 15,592,000 shares of Company Common Stock is and shall be issued and outstanding;
Completion :	means the completion of the sale and purchase of the Subject Shares in accordance with this Agreement and **Completion Date** shall be construed accordingly;
Encumbrance	means any claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, usufruct, retention of title, right of pre-emption, right of first refusal or other third-Party rights or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing;

Majority Company Shareholder	:	means Arithmetic who owns of record and beneficially, as at the date of this Agreement, an aggregate of 14,001,000 shares of Company Common Stock, or 89.8% of the outstanding Company Common Stock, and on Completion will own no shares of Company Common Stock, after giving effect to the 14,001,000 Subject Shares sold by Arithmetic to Unity pursuant to the this Agreement
Parties		means the Company Seller and the Purchaser
Person		means any individual, corporation, partnership, limited liability company or other entity;
Subject Shares		means 14,001,000shares of Company Common Stock owned of record and beneficially by the Seller in the Company and representing approximately 89.8% of the 15,592,000 shares of Company Common Stock outstanding a fully-diluted basis as at the date of this Agreement and upon Completion.
Share Transfer Agreement		means the agreement, dated April __ 2023, and annexed hereto as **Exhibit A**, pursuant to which it is contemplated that, following Completion of the sale of the Subject Shares, Unity will sell, transfer and assign to **Cristophe Beverly Hills, LLC**, a California limited liability company ("**Cristophe**") 4,667,000 shares of Company Common Stock.
Surviving Clauses		means Clauses 5 to 9, 11 and 12;
USD		means the lawful currency of the United States of America;

1.2 Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement so far as such modification or re-enactment applies or is capable of applying to any transactions contemplated and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced.

1.3 References to this Agreement shall include any Clauses, Recitals, Exhibits and Schedules to it and references to Clauses, Recitals, Exhibits and Schedules are to Clauses and Recitals of, and Exhibits and Schedules to, this Agreement.

1.4 Any reference to include or including shall be deemed to be followed by without limitation or but not limited to whether or not they are followed by such phrases or words of like import.

1.5 The definitions set forth in this Agreement are incorporated by this reference into this Agreement and constitute additional representations and warranties of the Seller.

1.6 The headings in this Agreement are for convenience only and shall not affect the construction of any provision in this Agreement.

1.7 Unless the context otherwise requires, references to (including words defined herein):

1.7.1 the singular includes the plural and vice versa;

1.7.2 one gender shall include all genders;

1.7.3 a person shall include any company, partnership or unincorporated association (whether or not having a separate legal personality); and

1.7.4 a company include any company, corporation or body corporate, wherever incorporated.

1.8 Except where otherwise expressly provided, where under this Agreement the day on which any act, matter or thing is to be done on a day other than a Business Day, such act, matter or thing shall be done on the immediately succeeding Business Day.

1.9 For the purposes of applying a reference to a monetary sum not expressed in USD, an amount in such different currency shall be converted into USD on a particular date at an exchange rate equal to the mid-point closing rate for converting that currency into USD on that date as quoted on www.oanda.com.

1.10 This Agreement shall be binding on and be for the benefit of the successors and personal representatives of the Parties.

1.11 A reference to "**writing and written**" does not include faxes, text messages or email unless otherwise expressly stated in this Agreement.

2. AGREEMENT TO SELL AND PURCHASE THE SUBJECT SHARES

2.1 On Completion, the Seller shall sell and the Purchaser shall purchase the Subject Shares with all rights now or in the future attaching to them (including the right to receive all dividends, distributions or any return of capital declared, made or paid on or after the date of this Agreement) on the terms and subject to the conditions of this Agreement.

2.2 On Completion, the Seller shall transfer legal and beneficial title to the Subject Shares to the Purchaser and shall transfer them to the Purchaser free and clear from all Encumbrances.

2.3 On Completion, the Seller hereby waives and shall procure the waiver of any restrictions on transfer (including all pre-emption rights) which may exist in relation to the Subject Shares.

2.4 The Purchaser shall not be obliged to complete the purchase of any of the Subject Shares unless the purchase of all the Subject Shares is completed simultaneously.

2.5 The Seller represents and warrants to the Purchaser that (a) Seller owns of record and beneficially all, and not less than all, of the Subject Shares, (b) Seller is legally entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Subject Shares currently registered in its name, and (c) when delivered all of the Subject Shares shall be free and clear from any Encumbrance whatsoever.

2.6 The Seller represents and warrants that it has the legal right and full power and authority to enter into and perform this Agreement and any other transaction documentation described herein (the "**Transaction Documents**") which when executed will constitute valid and binding obligations on it in accordance with their respective terms.

2.7 The Seller represents and warrants that the execution and delivery of, and the performance by, it of its obligations under, this Agreement and the Transaction Documents, will not result in a breach of any agreement, licence or other instrument or of any order, judgment or decree of any court, governmental agency or regulatory body to which the Seller or the Majority Company Shareholder is a Party or which the Seller or Majority Company Shareholder is bound.

3. CONSIDERATION FOR SUBJECT SHARES

3.1 The consideration for the Subject Shares (the "**Consideration**") under this Agreement shall be Six Hundred Thousand United States Dollars (USD 600,000).

3.2 The total amount of the Consideration shall be paid by wire transfer by the Purchaser to the Seller upon Completion and against Seller's commitment set forth herein to deliver to the Purchase one or more stock certificates of the Company evidencing the Subject Shares. The wire transfer shall be made to the United States bank account provided by the Seller and set forth below, pending delivery to Purchaser of one or more stock certificates of the Company evidencing the Subject Shares. The Seller will deliver one or more stock certificates evidencing the Subject Shares to the Purchaser's nominated stock brokerage account not later than three (3) Business Days following delivery of the Consideration to the bank account set forth below.

3.3 In the event that the Consideration is not paid by the Purchaser within seven (7) Business Days (or as mutually agreed in writing by the Parties) following the date of execution and delivery of this Agreement and the other Transaction Documents or the Seller does not deliver the Subject Shares to Purchaser within three (3) Business Days following confirmation of delivery of the Consideration to the above referenced bank account, either the Seller or the Purchaser (the non-breaching Party, as the case may be) shall have the right to rescind this Agreement and the transactions contemplated hereby. In such event, the Consideration shall be returned to the Purchaser and Seller shall retain all of the Subject Shares.

3.4 In the event that either Party exercises the right to rescind this Agreement in accordance with Clause 3.3 above, the Purchaser and the Seller shall prepare such documents and perform such steps as may reasonably be required to effectively rescind the Agreement.

3.5 Each Party shall bear their own costs and expenses incurred in the negotiation, preparation and execution of all documents dealing with the execution and delivery of the Transaction Document or the rescission of this Agreement.

4. COMPLETION

4.1 Date and Place

Completion shall take place at a location, time and date as may be agreed among the Parties in writing; provided, however, in no event shall Completion be later than 15 April 2023 (the "**Outside Completion Date**").

4.2 Completion Events

4.2.1 At Completion, the Seller shall undertake those actions listed in paragraph 1 of Schedule 2 (the "**Seller's Obligations**");

4.2.2 upon compliance with the provisions of Clause 4.2.1, at Completion, the Purchaser shall undertake those actions listed in paragraph 2 of Schedule 2 (the "**Purchaser's Deliverables**"); and

4.2.3 each of the Company, the Purchaser and Cristophe agrees to enter at Completion into a mutual lockup and leak out agreement in the form annexed as **Exhibit B** hereto relating to the 14,001,000 shares of Company Common Stock that each of the Purchaser and Cristophe will own after Completion of this Agreement and completion of the transaction between Purchaser and Cristophe pursuant to the Share Transfer Agreement (the "**Orderly Market Agreement**").

4.3 Breach of Completion Obligations

4.3.1 If either the Seller or the Purchaser fail to comply with their respective obligations in Clause 4.2 by or on the Completion Date, the Purchaser, in the case of non-compliance by the Seller, or the Seller, in the case of non-compliance by the Purchaser, shall be entitled to:

- terminate this Agreement wherein the rights and obligations of the Parties shall cease immediately, save in respect of antecedent breaches and under the Surviving Clauses; or

- fix a new date for the Completion (not being more than three (3) Business Days after the initial Completion Date), in which case the provisions of this Clause 4 shall also apply to any such new date fixed for the Completion as so deferred.

5. RELEASE, INDULGENCE AND WAIVER

5.1 Any liability to any of the Parties under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by the other Party in its absolute discretion in writing without in any way prejudicing or affecting any of its other rights against that Party.

5.2 No failure on the part of any Party to exercise and no delay on the part of any Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other further exercise of it or any other right of remedy.

6. SEVERABILITY

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

7. COSTS

Each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and all transactions contemplated in this Agreement.

8. COUNTERPARTS

This Agreement may be executed in any number of counterparts by any Party on separate counterparts, each of which when executed and delivered shall constitute an original, but all of which together shall constitute one and the same instrument. Such counterpart executed by one Party may be received by way of facsimile or email (and shall be as valid and effectual as if executed as an original), followed by the original delivered to the other Party.

9. ENTIRE AGREEMENT AND MODIFICATIONS

9.1 This Agreement and any documents entered into pursuant to it constitutes the entire agreement between the Parties with respect to the transactions contemplated in this Agreement and supersedes all prior oral and written agreements, memoranda, understandings, undertakings, representations and warranties between the Parties relating to the subject matter of this Agreement.

9.2 Each Party acknowledges that it has not entered into this Agreement or any documents entered into pursuant to it in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement or any documents entered into pursuant to it. No Party shall have any claim for innocent or negligent misrepresentation on the

basis of any statement in this Agreement.

9.3 No amendment or variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

10. FURTHER ACTS

The Parties shall from time to time execute such documents and perform such steps as any Party may reasonably require to give any Party the full benefit of this Agreement and the Parties shall use all reasonable efforts to procure all other necessary persons, if any, to execute such documents and perform such steps as may be required so that full effect may be given to the provisions of this Agreement.

11. THIRD PARTIES

No term of this Agreement is enforceable by a person who is not a Party to this Agreement.

12. GOVERNING LAW AND DISPUTE RESOLUTION

12.1 This Agreement shall be governed by, and construed, in accordance with the laws of the State of Nevada, USA

12.2 Any disputes, controversies or differences arising out of or in connection with this Agreement or other Transaction Documents, including any question regarding the existence, validity or termination of this Agreement, other Transaction Documents and/or this arbitration clause, shall be referred to and finally resolved by final an binding arbitration for a retired judge in accordance with rules of JAMS Dispute Resolution in Los Angeles California, USA and the language of arbitration shall be English. The decision of the arbitrator shall be final and binding on the Parties hereto or other parties to the Transaction Documents may be enforced against the Purchaser in any federal court of competent jurisdiction in the State of California or against the Seller, the Majority Shareholder or Unity in any of the courts of England and Wales located in London, England.

12.3 Notwithstanding the provisions of Clause 12.2, either Party may issue formal legal proceedings seeking an injunction or specific performance of this Agreement and any of the Transaction Documents at any time whether or not the steps referred to in Clause 12.2 have been completed.

13. ELECTRONIC SIGNATURES

The Parties hereby agree that this Agreement or any other documents to be delivered pursuant to this Agreement will be executed with electronic signatures, and that such electronic signatures shall be valid and binding on the Parties.

IN WITNESS WHEREOF each Party has executed this Agreement as a Agreement, or caused this Agreement to be executed by its duly authorised representatives.

EXECUTED AS A DEED for and on behalf of **Arithmetic, LLC** by Liudmyla Korobkina, **Chief Executive Officer**, in the presence of:

Signature
Liudmyla Korobkina Liudmyla Korobkina (Apr 5, 2023 12:20 PDT)
Chief Executive Officer

Anna Ramirez
Anna Ramirez (Apr 5, 2023 12:22 PDT)
Signature of witness

Name: ANNA RAMIREZ (in CAPITAL LETTERS)

Address: 1712 Blackbird Circle, Carlsbad, CA 92011

EXECUTED AS A DEED for and on behalf of **Unity Global FZCO** by Jeremy Harbour, **a director**, in the presence of:

Signature
Director

Signature of witness

Name: Gina McAvoy (in CAPITAL LETTERS)

Address: 35 Raymond Street CT-06820

SCHEDULE 1
Part 1 - THE SELLER

Seller's name	Seller's address	Subject Shares being Sold
Arithmetic, LLC	4345 W. Post Road, Las Vegas, Nevada 89118	**14,001,000**shares of Company Common Stock

Part 1 - THE PURCHASER

Purchaser's name	Purchaser's address	Subject Shares being Purchased
Unity Global FZCO company number DSO-FZCO-4162	Dubai Silicon Oasis, DDP, Building A2, Dubai United Arab Emirates	**14,001,000**shares of Company Common Stock

Part 2 - PARTICULARS OF THE COMPANY

Name of Company	:	**United Express Inc.**
Company Number	:	E0301662017-5 under the Nevada Revised Statutes
I.R.S. EID Number	:	82-1965608
Registered office	:	4345 W. Post Road, Las Vegas, NV 89118, USA
Date and place of incorporation	:	23 June 2017 in the state of Nevada, U.S.A.
Number of issued and outstanding shares of Company Common Stock	:	15,592,000 shares of Company Common Stock USD 0.001 par value per share
Chief Executive Officer and Director	:	Andrei Stoukan
	:	-

SCHEDULE 2 - COMPLETION OBLIGATIONS

1. **Seller's Obligations**

The Seller shall deliver or make available to the Purchaser the following:

1.1 following Completion, transfer of the share certificate(s) evidencing the Subject Shares to a nominated brokerage account of the Purchaser within three (3) Business Days after delivery of the Consideration to the Seller as provided in Clause 3.2;

1.2 on Completion, a duly executed Orderly Market Agreement in the form of **Exhibit B** executed by each of the Company, the Purchaser and Cristophe.

2. **Purchaser's Deliverables**

Upon Completion, the Purchaser shall pay, deliver or make available to the Seller

2.1 the payment of Six Hundred Thousand United States Dollars (USD 600,000) by wire transfer or immediately available funds to the Seller, as indicated in Clause 3.2; and

2.2 on Completion, the duly executed Share Transfer Agreement in the form of **Exhibit A** hereto;

2.3 on Completion, a duly executed Orderly Market Agreement in the form of **Exhibit B** executed by each of the Company, Purchaser and Cristophe.

EXHIBIT B
ORDERLY MARKET AGREEMENT
(in an agreed form)

DATED 2023

(1) Cristophe Beverly Hills, LLC

(2) United Global FZCO

(3) United Express LLC

ORDERLY MARKET AGREEMENT

relating to

UNITY EXPRESS INC.

THIS ORDERLY MARKET AGREEMENT ("Agreement") is dated ___ April 2023

THE PARTIES

(1) **Cristophe Beverly Hills, LLC;**

(2) **United Global FZCO; and**

(3) **United Express, Inc.** (the "**Company**")

BACKGROUND

(A) Reference is made to that certain Share Purchase Agreement dated __ April 2023 (the "**United Global Purchase Agreement**") among **Arithmetic, LLC,** as Seller and **United Global FZCO,** as Purchaser of the 14,001,000 Subject Shares referenced therein.

(B) Reference is made to that certain Share Purchase Agreement dated __ April 2023 (the "**Cristophe Purchase Agreement"** and together with the United Global Purchase Agreement, collectively, the "**Purchase Agreement**") among **United Global FZCO,** as Seller and **Cristophe Beverly Hills, LLC,** as Purchaser of the 4,667,000 Sale Shares referenced therein.

(C) Unless otherwise defined herein all capitalized terms when used I this Agreement shall have the same meaning as that term is defined in the particular Purchase Agreement.

(D) In order to provide for an orderly market for the shares of Company Common Stock, each of the above-referenced parties to this Orderly Market Agreement **(the "Parties")** do hereby agree pursuant to this Agreement to enter into certain restrictions with regards to the Disposal of the 14,001,000 shares of Company Common Stock (the "**Shares**") owned of record or beneficially by all of the Parties.

NOW THEREFORE, IT IS HEREBY AGREED by each of the Parties as follows:

1. **INTERPRETATION**

1.1 In this Agreement, the following words and expressions shall (save where the context otherwise requires) have the following meanings:

Act	All laws & regulations applicable to the Company and the transfer of the Shares.
Affiliate	Any Person or entity, controlling controlled by or under common control with the Company, **United Global FZCO,** or **Cristophe Beverly Hills, LLC.**
Board	the board of Directors of the Company which until the End Date

	may include Andrei, Stoukan, if approved by **United Global FZCO**.
Company	Shall mean United Express, Inc., a Nevada USA corporation.
Director	a director of the Company from time to time, whether directly or
Disposal	indirectly a sale or transfer or any disposition of Shares whatsoever including an agreement to effect any of the foregoing or the creation of any option or charge which could lead to any of the foregoing, and the expression **"Dispose of"** shall be construed accordingly.
End Date	the date thirty six (36) months from the date of execution of this Agreement.
Group Company	the Company and its subsidiaries from time to time. Each company in the Group is a **Group Company.**
Restricted Shares	those Shares legally and/or beneficially owned by each Shareholder and any Shares allotted and issued to or acquired by each Shareholder on or before the date of this Agreement but prior to the End Date whether by purchase or on exercise of any warrants or options they may hold from time to time or otherwise and any share capital of the Company into which Restricted Shares are converted during such period.
Securities Laws	means the United States Securities Act of 1933, as amended and the Securities and Exchange Act of 1934, as amended;
Shares	means the shares of Company Common Stock.
Shareholders	means any one or more of Unity Global FSZO, Cristophe Beverly Hills, LLC or any of their Affiliates.
Trading Day	means a day on which trading in securities may take place on the OTCQB or on any other securities market or securities exchange in which shares of Company Common Stock may trade.

1.2 In this Agreement, a reference to:

1.2.1 a statutory provision includes a reference to the statutory provision as replaced, modified or re-enacted from time to time before or after the date of this Agreement and any subordinate legislation made under the statutory provision before or after the date of this Agreement and includes any statute, statutory provision or subordinate legislation that it amends or re-enacts;

1.2.2 a Person includes a reference to an individual, body corporate, association, government, state, agency of state or any undertaking (whether or not having a legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

1.2.3 unless the context otherwise requires, a reference to one gender shall include a reference to the other gender;

1.2.4 a Party means a Party to this Agreement and includes its permitted assignees and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his estate and personal representatives;

1.2.5 a company (other than the Company) shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

1.2.6 references to clauses, unless the context otherwise requires, are to clauses of this Agreement;

1.2.7 writing shall include any mode of reproducing words in a legible form;

1.2.8 includes and including shall mean including without limitation; and

1.2.9 this Agreement or any provision of this Agreement or any document is to this Agreement, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or with the agreement of the relevant Parties.

1.3 Words importing the singular include the plural and vice versa.

2 EFFECTIVE DATE

This Agreement shall take effect on its date.

3 RESTRICTION

3.1 (a) Subject to Clause 3.2 below, for the period from the date of this Agreement until the End Date, each Shareholder undertakes to effect any Disposal of Restricted Shares held by it only after having sent written notice to all of the other Shareholders to this Agreement and to the Board of its intention to Dispose of the Restricted Shares at such time or times, for such number of Restricted Shares and at such price or prices as are indicated in the notice to the other Shareholders and to the Board (the "**Sale Notice**"). Such Sale Notice may be given by electronic mail or by certified or registered mail, return receipt requested. The Shareholder may only Dispose of Restricted Shares after having received an opinion of legal counsel to the Company that such Disposal would not result in a violation of the Securities Laws. The Company agrees to promptly notify legal counsel of such Sale Notice and request the aforementioned legal opinion.

(b) **Notwithstanding anything to the contrary, express or implied, contained in this Agreement, it is the intention of the Parties hereto and of the Company that Disposals of Restricted Shares shall be made only on an equitable pro-rata basis among the Shareholders based on the amount and percentage by which Restricted Shares owned by each of the Shareholders bears to the Restricted Shares owned by all Shareholders. For the avoidance of doubt, if, for example, one Shareholder seeks to Dispose of 10% of the total number of Restricted Shares owned by it, then all other Shareholders may Dispose of Restricted Shares representing 10% of the total number of Restricted Shares owned by each of such other Shareholders.**

(c) If at the end of ten (10) Business Days from the receipt by the Board of a Shareholder's Sale Notice of its intention to Dispose of the Restricted Shares unless such Shareholder has received from the Board written notification from legal counsel to the Company that such Disposal could result in a violation of the Securities Laws, the Shareholder may Dispose of the number of Restricted Shares set forth in the Sale Notice and other Shareholders may Dispose of their pro-rata portion of Restricted Shares as set forth in Clause 3.1(b) above..

The Shareholder shall not contact or communicate (directly or indirectly) with any third Party and/or third Party broker informing it of each Shareholder's intention or desire to Dispose of any Shares or any interest in Shares if the Board or its successor shall determine that the proposed Disposal of Restricted Shares at the proposed price per Share is contrary to the maintenance of an orderly market

3.2 Notwithstanding anything to the contrary, express or implied, contained in this Agreement. with a view to maintaining an orderly market in Company Shares, no Shareholder may Dispose of any Restricted Shares until (a) October 2023 and (b) thereafter, not more than 25% of his or its Restricted Shares may be Disposed of in any one or more period of 90 days. In addition, Disposal of any Restricted Shares shall be permitted unless such Disposal is, in the opinion of legal counsel to the Company and the Board, in compliance with the rules and regulations promulgated under Securities Laws.

3.3 The provisions of Clause 3.2 above shall not apply to a Disposal made in connection with a **Sale of Control** of the Company, defined as:

3.3.1 acceptance of a general offer for the whole of the issued equity share capital of the Company (other than any equity share capital held by or committed to the offeror and/or persons acting in concert with the offeror) made in accordance with the Act that has been recommended and continues to be recommended by the Board;

3.3.2 the execution of an irrevocable commitment to accept a general offer for the whole of the issued equity share capital of the Company (other than any equity share capital held by or committed to the offeror and/or persons acting in concert with the offeror) which has been and continues to be recommended by the Board or where the irrevocable commitment is expressed to be conditional upon such general offer being so recommended;

3.3.3 pursuant to any compromise or arrangement providing for the acquisition by any person (or group of persons acting in concert) of 50 per cent or more of the equity share capital of the Company and which compromise or arrangement has been sanctioned by the courts;

3.3.4 pursuant to an offer by or an agreement with the Company to purchase its own shares which is made on identical terms to all holders of shares and otherwise complies with the Acts;

3.3.5 by each Shareholder at any time or by the personal representatives of each Shareholder if he shall die during the period of such restrictions and in either case made by way of a gift, provided that if the Disposal is made before the End Date then the transferee shall enter into a Agreement with the Company relating

to the Restricted Shares in the same terms as this Agreement but containing such modifications as shall be required in the circumstances;

3.3.6 pursuant to a court order; or

3.3.7 to a family member, provided that if the Disposal is made before the End Date then any such family member the transferee shall enter into a Agreement with the Company relating to the Restricted Shares in the same terms as this Agreement but containing such modifications as shall be required in the circumstances.

4. AUTHORITY AND CONSENT

Each Shareholder warrants and represents to each of the Company and the Board that it has the power and authority to enter into and give the undertakings in this Agreement without obtaining the consent of any third Party.

5. VARIATION, WAIVER AND REMEDIES

5.1 No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each Party that shall be affected by such variation.

5.2 No waiver by a Party of any right or remedy under this Agreement or provided by law shall be effective unless it is specific, in writing and signed by or on behalf of the Party waiving the right or remedy. Any such waiver shall be effective only as regards the specific matter or circumstances in relation to which it is given and shall not prejudice or affect any other rights or remedies of the Parties. A waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breach.

5.3 A failure by a Party to exercise, or a delay by it in exercising, any right or remedy under this Agreement or provided by law shall not constitute a waiver of that or any other right or remedy. The single or partial exercise by a Party of any right or remedy under this Agreement or provided by law shall not preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy.

5.4 Notwithstanding any express rights and remedies provided under this Agreement and without prejudice to any other rights and remedies which the Company and the Board may have, each Shareholder acknowledges and agrees that:

5.4.1 damages alone may not be an adequate remedy for any breach by a Shareholder of the terms of this Agreement;

5.4.2 the Company and the Board shall each be entitled without proof of special damages to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach by a Shareholder of the terms of this Agreement; and

5.4.3 each Shareholder will not contest the appropriateness or availability of such relief.

5.5 The rights and remedies of the Parties under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

6 FURTHER ASSURANCE

Each Shareholder shall execute and deliver all such further documents and Agreements and perform all such further acts as either the Company or the Board may reasonably require from time to time for the purpose of giving full effect to the terms of this Agreement.

7 ASSIGNMENT

No Party shall assign, transfer, subcontract, grant any security interest over, create any trust in respect of or deal in any other manner with any of its rights or obligations under this Agreement without the prior written consent of each other Party.

8 COSTS

Each of the Parties shall pay its own costs and expenses (including legal fees and value added tax (if any)) incurred by it in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions contemplated by this Agreement.

9 ENTIRE AGREEMENT

This Agreement contains the entire and only agreement between the Parties relating to the matters dealt with in this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes all previous agreements (whether written or oral) between the Parties or any of them relating to those matters.

10 INVALIDITY

10.1 If any provision of this Agreement is or becomes illegal, invalid or unenforceable in whole or in part, then such provision shall apply with whatever modification is necessary so that it is legal, valid and enforceable and gives effect to the commercial intention of the Parties. If such modification is not possible, then the provision or the relevant part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed to be deleted from this Agreement.

10.2 If any provision or any part of any provision of this Agreement is modified or deleted in accordance with Clause 10, the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

11 SUCCESSORS

This Agreement shall operate for the benefit of and be binding upon the successors and permitted assignees of each of the Shareholders and the Company and references in this Agreement to the Parties shall be construed accordingly.

12 THIRD PARTY RIGHTS

Nothing in this Agreement shall confer on a person who is not a Party to this Agreement any right to enforce or enjoy the benefit of any term of this Agreement

13 NO PARTNERSHIP OR AGENCY

Nothing in this Agreement is intended, or shall operate, to create a partnership of any kind between the Parties or any of them or to authorise any Party to act as the agent of any other Party for any purpose.

14 NOTICES

14.1 A notice under this Agreement must be:

14.1.1 in writing and signed by or on behalf of the Party giving it; and

14.1.2 delivered personally or sent by pre-paid first class post to the Party to whom it is being given at its address and marked for the attention of the person specified in Clause 14.2 (or such other address or person as that Party may from time to time specify by notice given in accordance with this Clause 14).

14.2 The notice details of the Parties for the purposes of Clause 14.1 are:

14.2.1 in the case of the Company:

Address: 4345 West Post Road, Las Vegas, Nevada 89118

Attention: Andrei Stoukan, CEO

14.2.2 in the case of each Shareholder the address set out in this Agreement;

14.3 A Party may at any time give notice to any other Party of a change to its notice details specified in Clause 14.2 but no such change shall take effect until the fifth day after the date on which notice of the change is received by that other Party or such later date as may be specified in the notice.

14.4 A notice under this Agreement shall, in the absence of earlier receipt, be deemed to have been received:

14.4.1 if delivered personally, at the time of delivery; or

14.4.2 if sent by prepaid first class post, on the second business day after posting.

14.5 A notice under this Agreement received or deemed to have been received outside business hours shall be deemed not to have been received until the start of the next period of business hours (and, for this purpose, business hours means 9.00 a.m. to 6.00 p.m. London time on a day which is not a Saturday, Sunday or public holiday in the United Arab Emirates).

14.6 A notice given under or in connection with this Agreement is not valid if sent by email.

15 COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

16 GOVERNING LAW AND JURISDICTION

16.1 This Agreement (and any non-contractual obligations arising out of or in connection with this Agreement) shall be governed by, and construed in accordance with the law of the State of Nevada, United States

Any disputes, controversies or differences arising out of or in connection with this Agreement, including any question regarding the existence, validity or termination of this Agreement, and/or this arbitration clause, shall be referred to and finally resolved by final an binding arbitration for a retired judge in accordance with rules of JAMS Dispute Resolution in Los Angeles California, USA and the language of arbitration shall be English. The decision of the arbitrator shall be final and binding on the Parties hereto may be enforced against the Purchaser in any federal court of competent jurisdiction in the State of California or against the Seller, the Majority Shareholder or Unity in any of the courts of England and Wales located in London, England.

16.2 Notwithstanding the provisions of Clause 16.1, either Party may issue formal legal proceedings seeking an injunction or specific performance of this Agreement and any of the Transaction Documents at any time whether or not the steps referred to in Clause 16.2 have been completed.

Signature page follows

In witness of which this Agreement has been duly executed and is delivered on the date written at the beginning of this Agreement.

SIGNED AS A DEED by **Christophe Beverly Hills, LLC**, by Colin Conway, member, in the presence of:	***Signature***

Signature of witness

Name: (in CAPITAL LETTERS)

Address:

EXECUTED AS A DEED for and on behalf of **United Express Inc.** by Andrei Stoukan**, its Chief Executive Officer**, in the presence of:	***Signature*** ***Director***

Signature of witness

Name: (in CAPITAL LETTERS)

Address:

IN WITNESS WHEREOF each Party has executed this Agreement as a Agreement, or caused this Agreement to be executed by its duly authorised representatives.

EXECUTED AS A DEED for and on behalf of **Unity Global FZCO** by Jeremy Harbour**, a director**, in the presence of:	***Signature*** ***Director***

Signature of witness

Name: (in CAPITAL LETTERS)

Address: